                            RULE 10f-3 REPORT FORM

                        Record Of Securities Purchased
                    Under The Trust's Rule 10f-3 Procedures

1. Name of Portfolio: Metropolitan Series Fund, Inc. Neuberger & Berman Partners Mid Cap Value Portfolio

2.      Name of Issuer: BackWeb Technologies Ltd.

3.      Date of Purchase: June 7, 1999

4.      Underwriter from whom purchased: Goldman Sachs

5. "Affiliated Underwriter" managing or participating in underwriting syndicate: Neuberger Berman, LLC

6.      Is a list of the underwriting syndicate's members attached?  Yes X  No
                                                                         -     -

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser or Subadviser: 3,600

8.      Aggregate principal amount of offering: 6,325,000

9.      Purchase price (net of fees and expenses): $12.00

10.     Date offering commenced: June 7, 1999

11.     Offering price at close of first day on which any sales were made:
        $12.00

12.     Commission, spread or profit: 7.00%     $0.84/per share

13.     Have the following conditions been satisfied?                Yes   No
                                                                     ---   --
a.      The securities are:

                part of an issue registered under the Securities Act  X
                of 1933 which is being offered to the public;        ___   ___

                Eligible Municipal Securities;                       ___   ___

                Sold in an Eligible Foreign Offering; or             ___   ___

                sold in an Eligible Rule 144A offering?              ___   ___

        (See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                     Yes   No
                                                                     ---   --
b.      (1) The securities were purchased prior to the end of the
        first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of
        securities in that offering or in any concurrent offering
        of the securities (except, in the case of an Eligible
        Foreign Offering, for any rights to purchase that are
        required by law to be granted to existing security holders
        of the issuer); OR                                            X
                                                                     ---  ---

        (2) If the securities to be purchased were offered for
        subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?
                                                                     ---  ---
c.      The underwriting was a firm commitment underwriting?
                                                                      X
                                                                     ---  ---
d.      The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment
        for comparison of spread with comparable recent offerings)?   X
                                                                     ---  ---
e. The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous
        operation for not less than three years?                      X
                                                                     ---  ---
f.      (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not
        exceed 25% of the principal amount of the offering; OR        X
                                                                     ---  ---
        (2) If the securities purchased were sold in an Eligible
        Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

        (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

        (ii)   The principal amount of the offering of such class
               in any concurrent public offering?
                                                                     ---  ---
g.      (1) No affiliated underwriter of the Trust was a direct or
        or indirect participant in or beneficiary of the sale; OR     X
                                                                     ---  ---
        (2) With respect to the purchase of Eligible Municipal
        Securities, such purchase was not designated as a group
        sale or otherwise allocated to the account of an affiliated underwriter?
                                                                     ---  ---
                                       2

                                                                     Yes   No
                                                                     ---   --
h.      Information has or will be timely supplied to the appro-
        priate officer of the Trust for inclusion on SEC Form
        N-SAR and quarterly reports to the Trustees?                  X
                                                                     ___   ___


Approved: /s/ R. Russell                Date: 6/14/99
          --------------------------          ------------------------

------------------------------------------------------------------------------------------------------------------------------------
NeubergerBerma                                   Merrin Trading Blotter                 Printed Date && 6/8/99 5:30:46 PM
II
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name:  MET Series Partners    1582    1582
Trade       Settle                    Ticker                             Gross    Net      CTRY  Gross
                        T   Quantity          Cusip      Sec Name                 Price          Amount     Commission   Taxes
Date        Date                      Symbol                             Price             Code
------------------------------------------------------------------------------------------------------------------------------------
06/07/1999  06/11/1999  BY* 2,800     BWE     M15633106  BACKWEB         12.0000  12.0550  USD   33,600.00   0.00        0
------------------------------------------------------------------------------------------------------------------------------------
06/08/1999  06/11/1999  SL  2,800     BWE     M15633106  BACKWEB         20.3438  20.2888  USD   56,962.64 175.00      1.9
------------------------------------------------------------------------------------------------------------------------------------

Net                       Ticket
            Broker Name   Number           PF#
Amount
------------------------------------------------------------------------------------------------------------------------------------
33,600.00   GOLDMAN       032104301        1582
------------------------------------------------------------------------------------------------------------------------------------
56,960.74   HERZOG HEINE  032109101        1582
------------------------------------------------------------------------------------------------------------------------------------
* NB WAS INVOLVED

                                 UNDERWRITERS

        BackWeb and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table, Goldman, Sachs & Co., BancBoston Robertson Stephens Inc., Lehman Brothers Inc. and Wit Capital Corporation are the representative of the underwriters.

                                                                                                                      Number of
  Underwriters                                                                                                         Shares
  ------------                                                                                                        ----------
  Goldman, Sachs & Co  ............................................................................................    2,157,926
  BancBoston Robertson Stephens Inc.  .............................................................................    1,192,537
  Lehman Brothers Inc.  ...........................................................................................    1,192,537
  Wit Capital Corporation  ........................................................................................      143,000
  Hambrecht & Quist LLC  ..........................................................................................      143,000
  Edward D. Jones & Co., L.P.  ....................................................................................      143,000
  Salomon Smith Barney Inc.  ......................................................................................      143,000
  Dain Rauscher Wessels,
        a division of Dain Rauscher Incorporated  .................................................................       55,000
  Doft & Co., Inc.  ...............................................................................................       55,000
  Gruntal & Co., L.L.C.  ..........................................................................................       55,000
  Neuberger Berman, LLC  ..........................................................................................       55,000
  SoundView Technology Group, Inc.  ...............................................................................       55,000
  Stifel, Nicolaus & Company, Incorporated  .......................................................................       55,000
  U.S. Bancorp Piper Jaffray Inc.  ................................................................................       55,000
                                                                                                                      ----------
        Total  ....................................................................................................    5,500,000
                                                                                                                      ==========

        If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 825,000 shares from BackWeb to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by BackWeb. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

                                 Paid by the Company
                             ---------------------------
                             No Exercise   Full Exercise
                             -----------   -------------
Per Share.................   $      0.84   $        0.84
  Total...................   $ 4,620,000   $   5,313,000

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.50 per share from the initial public offering price. Any such securities dealers may resell any shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $0.10 per share from the initial public offering price. If all the shares are not sold at the initial offering price the representatives may change the offering price and the other selling terms.

        Wit Capital, a member of the National Association of Securities Dealers, Inc. will participate in the offering as one of the underwriters. The National Association of Securities Dealers, Inc. approved the membership of Wit Capital on September 4, 1997. Except for its participation as a manager in this offering. Wit Capital has no relationship with BackWeb or any of its founders or significant shareholders.

        We have agreed with the underwriters not to dispose of or hedge any of our ordinary shares or securities convertible into or exchangeable for ordinary shares during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except for certain

                             RULE 10F-3 COMPLIANCE
                                WORKSHEET - P.3



Additional information for paragraph (b) -- commission or spread -- comparable recent offering:

--------------------------------------------------------------------------------------------------------------------
                        COMPARISON #1                   COMPARISON #2                   COMPARISON #3
--------------------------------------------------------------------------------------------------------------------
SECURITY                Backweb Technologies Ltd.       Engelhard Corp.                 Lyondell Chemical
--------------------------------------------------------------------------------------------------------------------
DATE OFFERED            6/7/99                          5/18/99                         5/12/99

--------------------------------------------------------------------------------------------------------------------
PRICE                   $12.00                          $19.50                          $19.00

--------------------------------------------------------------------------------------------------------------------
SPREAD ($)              $0.84                           $0.78                           $0.7125

--------------------------------------------------------------------------------------------------------------------
SPREAD (%)
                        7.00%                           4.00%                           3.75%
--------------------------------------------------------------------------------------------------------------------
SECURITY TYPE           COMMON                          COMMON                          COMMON

--------------------------------------------------------------------------------------------------------------------
RATING/QUALITY

--------------------------------------------------------------------------------------------------------------------
SIZE OF ISSUE           6,325,000                       28,000,000                      35,000,000

--------------------------------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION    $430,399,680                    $2,449,249 (in thousands)       $2,129,243 (in thousands)

--------------------------------------------------------------------------------------------------------------------

NOTE: Minimum of two comparisons must be completed for each purchase